Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-191243-01) of Mid-America Apartments, L.P. and in the related Prospectus of our report dated February 21, 2014, with respect to the consolidated financial statements and schedule of Mid-America Apartments, L.P. included in this Annual Report (Form 10-K) of Mid-America Apartments, L.P. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Memphis, Tennessee
February 21, 2014